EXHIBIT 5(a)








                                        August 7, 1995


NMR of America, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974

Dear Sirs:

          We have served as counsel to NMR of America, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,219,985 shares (the "Shares") of common stock, par value $.01 per share, of the Company to be issued pursuant to an Agreement and Plan of Merger, dated April 11, 1995 (the "Merger Agreement"), by and among the Company, NMR Sub, Inc., a Delaware corporation, and Morgan Medical Holdings, Inc., a Colorado corporation.

          In rendering the opinion set forth below, we have examined the Company's Certificate of Incorporation and bylaws, each as amended to date, minutes of proceedings of the Board of Directors of the Company, and originals or copies of such documents, instruments, records, and certificates of public officials and officers of the Company as we have deemed necessary. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and the conformity to originals of all documents submitted to us as copies. We have also made such other investigations of fact and law as we have deemed relevant in connection with the opinion set forth below. We have also relied upon the accuracy of the certificates, documents, instruments, certificates and records we have examined as to the matters of fact covered thereby.

          Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Merger













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NMR of America, Inc.
August 7, 1995
Page 2


Agreement, will be duly and validly issued, fully paid and non-assessable.

          We hereby consent to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Sincerely,


                                        /s/ McCarter & English

                                        McCarter & English